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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-34061 of Cambridge Industries, Inc. and CE Automotive Trim Systems, Inc. of our report dated March 28, 1997 (August 31, 1997 as to Note 18) on the consolidated financial statements of Cambridge Industries, Inc. and Subsidiaries and our report dated September 15, 1995 on the financial statements of Centralia Plant and Butler Polymet, Inc., both appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Experts" and "Change in Independent Accountants" in such Prospectus.

Our audits of the financial statements of Cambridge Industries, Inc. referred to in our aforementioned report dated March 28, 1997 (August 31, 1997 as to Note
18) also include the financial statement schedule of Cambridge Industries, Inc. listed in Item 21. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all materials respects, the information set forth therein.


/s/ Deloitte & Touche LLP

Detroit, Michigan
November 7, 1997